Free Writing Prospectus Dated January 18, 2008	Filed Pursuant to Rule 433(d) Registration No. 333-138043 Registration No. 333-138043-03

From: BILL ORR, WACHOVIA CORPORATION Subject: **500MM WALOT 08-1 **Pricing Details** CONSUMER ABS TRADING/SYNDICATE WK. 704 *** **** Lead: Wachovia Co-Mgrs: Bcap/ML/Guzman	1/18 11:08:36 CELL 704*** ****

CLS	Amt ($mm)	Ratings (M/S/F)	WAL	P. WIN	SPREAD	YLD	CPN	PRICE
A-1	107.000	A-1+/P-1/F1+	0.32	7 months	I - LIB +8		3.9433%	$100.00
A-2A	30.000	Aaa/AAA/AAA	1.00	13 months	EDSF + 85	4.083%	4.04%	$99.99057
A-2B	174.000	Aaa/AAA/AAA	1.00	13 months	1ML + 85		L+ 85	$100.00
A-3	129.000	Aaa/AAA/AAA	1.91	11 months	EDSF + 125	4.308%	4.27%	$99.99928
A-4	60.000	Aaa/AAA/AAA	2.55	7 months	NOT OFFERED
- Pxing speed:	1.80% ABS				> Ist payment: 03/20/08
- Min Denoms:	2K/1K
- Settle:	01/24/08				> ERISA: Yes

This is for your information only and not an offer to sell.

Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries.  If this communication relates to an offering of US registered securities (i) a registration statement has been filed with the SEC, (ii) before investing you should read the prospectus and other documents the issuer has filed with the SEC, and (iii) you may obtain these documents from your sales rep by calling 1-800-326-5897 or visiting www.sec.gov.  If this communication relates to an offering of securities exempt from U.S. registration, you should contact your sales rep for the complete disclosure package.